As filed with the Securities and Exchange Commission on September 8, 1995
                                                     Registration No. 33-60705


                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                              AMENDMENT NO. 1

                                    TO

                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     UNION CARBIDE CORPORATION
            (Exact name of registrant as specified in its charter)
            New York                                    13-1421730
   (State of incorporation)               (I.R.S. Employer Identification No.)

39 Old Ridgebury Road                     Joseph E. Geoghan
Danbury, Connecticut 06817-0001           Vice President, General Counsel and
                                            Secretary
(203) 794-2000                            (Same address and telephone number
(Address and telephone number             as registrant)
of registrant's principal                 (Name, address and telephone number
executive offices)                        of agent for service)


Approximate date of commencement of proposed sale to the public:
          From time to time after the effective date of the Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ 33-[_______]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ 33-[________]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/



          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



           SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1995


PROSPECTUS

                  UNION CARBIDE CORPORATION
                           DEBT SECURITIES


          Union Carbide Corporation ("Company") may offer from time to time up to an aggregate initial offering price not to exceed $400,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies) of its senior unsecured debt securities ("Debt Securities" or "Securities") in one or more series in amounts, at prices and upon terms to be determined in light of market conditions at the time of sale. The Securities may be sold directly by the Company, through agents designated from time to time, or to or through underwriters or dealers (see "Plan of Distribution").

          The specific aggregate principal amount, maturity, rate and time of payment of interest, any redemption provisions, initial public offering price, proceeds to the Company, and any other specific terms in connection with the offering and sale of a series of Securities, including the names of the underwriters or agents, if any, and the terms of such offering, are set forth in the Prospectus Supplement accompanying this Prospectus.

          The Securities may be issued in registered form without coupons, in bearer form with coupons, in uncertificated form or in any combination thereof. Subject to certain exceptions, securities in bearer form may not be offered, sold or delivered in the United States or to United States persons.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is          , 1995




          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, including any prospectus supplement in connection with the offer contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                     AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). Reports, proxy statements, and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements, and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents filed with the Commission by the Company (File No. 1-1463) are incorporated herein by reference: (1) Annual Report on Form 10-K for the year ended December 31, 1994; (2) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995; (3) current reports on Form 8-K filed on February 8, 1995 and on Form 8-K filed on April 10, 1995 as amended by Form 8-K/A on May 26, 1995; and (4) all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Union Carbide Corporation, Investor Relations Department, 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001, telephone
(203) 794-6445.

                             THE COMPANY

          Union Carbide Corporation ("Company") is engaged in the chemicals and plastics business. The Company uses state of the art process technologies to convert manufactured and purchased ethylene and propylene into the higher value chemicals and polymers it markets. In addition, the Company has specialty businesses outside the ethylene chain of chemicals, including technology licensing services.

          The Company was incorporated in 1917 under the laws of the State of New York. The principal executive offices of the Company are located at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001, telephone (203) 794-2000.

                           USE OF PROCEEDS

          Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for the retirement of outstanding debt or general corporate purposes. Information concerning the interest rates and maturities of the Company's outstanding debt is set forth in the notes to the financial statements of the Company incorporated by reference herein.

              RATIO OF EARNINGS TO FIXED CHARGES


          The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:

                             Six Months
                               Ended
                              June 30,            Year Ended December 31,

                               1995          1994   1993   1992   1991   1990
Ratio of Earnings
  to Fixed Charges              9.0           4.9    2.9    1.7    (b)    2.1
  (a). . . . . . . .

(a) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income of consolidated companies from continuing operations before provision for income taxes, before fixed charges, plus dividends from less than 50%-owned companies carried at equity and the registrant's share of pre-tax income of 50%-owned companies carried at equity, less net capitalized interest and preferred stock dividend requirements of consolidated subsidiaries. Fixed charges comprise interest on long-term and short-term debt, capitalized interest, the portion of rentals representative of an interest factor, preferred stock dividend requirements of consolidated subsidiaries and the registrant's share of fixed charges of 50%-owned companies carried at equity. On June 30, 1992, the Company completed the spin-off of its industrial gas business. The industrial gas business has been treated as a discontinued operation in calculating the ratio of earnings to fixed charges of the Company for all periods. Accordingly, the components of the ratio do not reflect amounts attributable to the industrial gas business.




(b) In 1991, the Company's operating results included a special charge of $209 million ($160 million after-tax). As a result, earnings were insufficient to cover historical fixed charges by $169 million. Excluding the effect of the special charge, earnings would have been sufficient to cover fixed charges by $40 million.

                      DESCRIPTION OF SECURITIES


          The Securities will be issued in one or more series under an indenture or indentures ("Indenture") between the Company and one or more trustees ("Trustee"). The following summaries of certain provisions of the Indenture are qualified in their entirety by express reference to the Indenture which is incorporated herein by reference.


General

          The Indenture does not limit the amount of Securities that can be issued thereunder and provides that the Securities may be issued in series up to the aggregate principal amount which may be authorized from time to time by the Company. The Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated debt of the Company.

          Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations;
(2) the price at which such Securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
(6) the manner of paying principal or interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by the Company; (9) the terms of any redemption at the option of holders; (10) whether such Securities are to be issuable as registered Securities, bearer Securities, or both, and whether and upon what terms upon which any registered Securities may be exchanged for bearer Securities and vice versa; (11) whether such Securities are to be represented in whole or in part by a Security in global form and, if so, the identity of the depositary ("Depositary") for any global Security; (12) any tax indemnity provisions; (13) if the Securities provide that payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments; (14) the portion of principal payable upon acceleration of a Discounted Security (as defined below); (15) whether and upon what terms Securities may be defeased; (16) any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indenture; (17) provisions for electronic issuance of Securities or for Securities in uncertificated form; and (18) any additional provisions or other terms not inconsistent with the provisions of the Indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Securities.

          Securities of any series may be issued as registered Securities, bearer Securities or uncertificated Securities, as specified in the terms of the series. Unless otherwise indicated in the Prospectus Supplement, registered Securities will be issued in denominations of $1,000 and whole multiples thereof and bearer Securities will be issued in denominations of $5,000 and whole multiples thereof. The Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to the series. Unless otherwise indicated in the Prospectus Supplement relating to a series, the terms of the depositary arrangement with respect to any Securities of a series specified in the Prospectus Supplement as being represented by global Securities will be as set forth below under "Global Securities."

          In connection with its original issuance, no bearer Security will be offered, sold, resold, or mailed or otherwise delivered to any location in the United States and a bearer Security in definitive form may be delivered in connection with its original issuance only if the person entitled to receive the bearer Security furnishes certification as described in United States Treasury regulation section 1.163-5(c)(2)(i)(D)(3). If there is a change in the relevant provisions or interpretation of United States laws, the foregoing restrictions will not apply to a series if the Company determines that such provisions no longer apply to the series or that failure to so comply would not have an adverse tax effect on the Company or on holders or cause the series to be treated as "registration-required" obligations under United States law.

          For purposes of this Prospectus, unless otherwise indicated, "United States" means the United States of America (including the States and the District of Columbia), its territories and possessions and all other areas subject to its jurisdiction. "United States person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. Any special United States federal income tax considerations applicable to bearer Securities will be described in the Prospectus Supplement relating thereto.

          To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, principal and interest on bearer Securities will be payable only upon surrender of bearer Securities and coupons at a paying agency of the Company located outside of the United States. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company will maintain a paying agent outside the United States to which the bearer Securities and coupons may be presented for payment and will provide the necessary funds therefor to the paying agent upon reasonable notice.

         Registration of transfer of registered Securities may be requested upon surrender thereof at any agency of the Company maintained for that purpose and upon fulfillment of all other requirements of the agent. Bearer Securities and the coupons related thereto will be transferable by delivery.

         Securities may be issued under the Indenture as Discounted Securities to be offered and sold at a substantial discount from the principal amount
thereof.   Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Securities. "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.



Certain Covenants

          The Securities will not be secured by any properties or assets and will represent unsecured debt of the Company. Since secured debt ranks ahead of unsecured debt, the limitation on liens and the limitation on sale-leaseback transactions place some restrictions on the Company's ability to incur additional secured debt or its equivalent when the asset securing the debt is a material manufacturing facility in the United States. The limitations are subject to a number of qualifications and exceptions described below. There can be no assurance that a facility subject to the limitations at any time will continue to be subject to those limitations at a later time.

          Unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture and the Securities do not afford holders of the Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Securities.

     Definitions.

          "Attributable Debt" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is
compounded semi-annually.   The discount rate shall be 10% per annum or, if
the Company elects, the discount rate shall be equal to the weighted average Yield to Maturity of the Securities under the Indenture. Such average shall be weighted by the principal amount of the Securities of each series or, in the case of Discounted Securities, the amount of principal that would be due as of the date of determination if payment of the Securities were accelerated on that date.

          Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease
has been extended.   Rent does not include (1) amounts due for maintenance,
repairs, utilities, insurance, taxes, assessments and similar charges or (2) contingent rent, such as that based on sales. Rent may be reduced by the discounted present value of the rent that any sublessee must pay from the date of determination for all or part of the same property. If the net rent on a lease is not definitely determinable, the Company may estimate it in any reasonable manner.

          "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding Debt due within 12 months) and (b) goodwill, as reflected in the Company's most recent consolidated balance sheet preceding the date of a determination under clause (9) of the "Limitation on Liens" covenant.



          "Debt" means any debt for borrowed money or any guarantee of such a debt.

          "Lien" means any mortgage, pledge, security interest or lien.

          "Long-Term Debt" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

          "Principal Property" means any manufacturing facility located in the United States (excluding territories and possessions), except any such facility that in the opinion of the board of directors of the Company or any authorized committee of the board is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.


          "Restricted Property" means any Principal Property or any shares of stock of a Restricted Subsidiary, in each case now owned or hereafter acquired by the Company or a Restricted Subsidiary. At June 30, 1995, "Restricted Property" includes manufacturing facilities of the Company at Taft, LA; Seadrift, TX; Texas City, TX; Institute, WV; and South Charleston, WV.


          "Restricted Subsidiary" means a Wholly-Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories or possessions) or Puerto Rico and owns a Principal Property.

          "Sale-Leaseback Transaction" means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person.

          "Subsidiary" means a corporation a majority of whose Voting Stock is owned by the Company or a Subsidiary.

          "Voting Stock" means capital stock having voting power under ordinary circumstances to elect directors.

          "Wholly-Owned Subsidiary" means a corporation all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary.

          "Yield to Maturity" means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.

          Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt unless:


          (1) the Lien equally and ratably secures the Securities and the Debt. The Lien may equally and ratably secure the Securities and any other obligation of the Company or a Subsidiary. The Lien may not secure an obligation of the Company that is subordinated to the Securities;



          (2) the Lien secures Debt incurred to finance all or some of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary. The Lien may not extend to any other Restricted Property owned by the Company or a Restricted Subsidiary at the time the Lien is incurred. However, in the case of any construction or improvement, the Lien may extend to unimproved real property used for the construction or improvement. The Debt secured by the Lien may not be incurred more than one year after the later of the (a) acquisition, (b) completion of construction or improvement or (c) commencement of full operation, of the property subject to the Lien;

          (3) The Lien is on property of a corporation at the time the corporation merges into or consolidates with the Company or a Restricted Subsidiary;

          (4) the Lien is on property at the time the Company or a Restricted Subsidiary acquires the property;

          (5) the Lien is on property of a corporation at the time the corporation becomes a Restricted Subsidiary;

          (6) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

          (7) the Lien is in favor of a government or governmental entity and secures (a) payments pursuant to a contract or statute or (b) Debt incurred to finance all or some of the purchase price or cost of construction or improvement of the property subject to the Lien;

          (8) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (1) through (7). The Lien may not extend beyond (a) the property subject to the existing Lien and (b) improvements and construction on such property. However, the Lien may extend to property that at the time is not Restricted Property. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (6); or

          (9) the Debt plus all other Debt secured by Liens on Restricted Property at the time does not exceed 10% of Consolidated Net Tangible Assets. However, the following Debt shall be excluded from all other Debt in the determination: (a) Debt secured by a Lien permitted by any of clauses (1) through (8) and (b) Debt secured by a Lien incurred prior to the date of the Indenture that would have been permitted by any of those clauses if the Indenture had been in effect at the time the Lien was incurred. Attributable Debt for any lease permitted by clause (4) of the "Limitation on Sale and Leaseback" covenant must be included in the determination and treated as Debt secured by a Lien on Restricted Property not otherwise permitted by any of clauses
               (1) through (8).




          In general, clause (9) above, sometimes called a "basket" clause, permits Liens to be incurred that are not permitted by any of the exceptions enumerated in clauses (1) through (8) above if the Debt secured by all such additional Liens does not exceed 10% of Consolidated Net Tangible Assets at the time. At June 30, 1995, Consolidated Net Tangible Assets were $4,421,000,000. At that date, additional Liens securing Debt equal to 10% of that amount could have been incurred under clause (9).


          Limitation on Sale and Leaseback. The Company will not, and will not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless:

          (1)  the lease has a term of three years or less;

          (2) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

          (3) the Company or a Restricted Subsidiary under clauses (2) through (8) of the "Limitation on Liens" covenant could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease;

          (4) the Company or a Restricted Subsidiary under clause (9) of the "Limitation on Liens" covenant could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or

          (5) the Company or a Restricted Subsidiary within 180 days of the effective date of the lease retires Long-Term Debt of the Company or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. A Debt is retired when it is paid, canceled or defeased. However, the Company or a Restricted Subsidiary may not receive credit for retirement of:
               Debt that is retired at maturity or through mandatory redemption; Debt of the Company that is subordinated to the Securities; or Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary.

          In clauses (3) and (4) above, Sale-Leaseback Transactions and Liens are treated as equivalents. Thus, if the Company or a Restricted Subsidiary could create a Lien on a property, it may enter into a Sale-Leaseback Transaction to the same extent.

Successor Obligor

          The Company will not consolidate with or merge into, or transfer all or substantially all of its assets to, any person, unless (1) the person is organized under the laws of the United States or a State thereof; (2) the person assumes by supplemental indenture all the obligations of the Company under the Indenture, the Securities and any coupons; (3) immediately after the transaction no Default (as defined) exists; and (4) if, as a result of the transaction, a Restricted Property would become subject to a Lien not permitted by the "Limitation on Liens" covenant, the Company or such person secures the Securities equally and ratably with or prior to all obligations secured by the Lien.



          The successor will be substituted for the Company, and thereafter all obligations of the Company under the Indenture, the Securities and any coupons shall terminate.

Exchange of Securities

          Registered Securities may be exchanged for an equal aggregate principal amount of registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of the agent.

          To the extent permitted by the terms of a series of Securities authorized to be issued in registered form and bearer form, bearer Securities may be exchanged for an equal aggregate principal amount of registered or bearer Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Securities with all unpaid coupons relating thereto (except as may otherwise be provided in the Securities) at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of the agent. As of the date of this Prospectus, it is expected that the terms of a series of Securities will not permit registered Securities to be exchanged for bearer Securities.

Defaults and Remedies

          An "Event of Default" with respect to a series of Securities will occur if:

          (1) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 10 days;

          (2) the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

          (3) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

          (4)  the Company pursuant to or within the meaning of any Bankruptcy
               Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



               (A)  is for relief against the Company in an involuntary case,

               (B) appoints a Custodian for the Company or for all or substantially all of its property, or

               (C)  orders the liquidation of the Company;
                    and the order or decree remains unstayed and in effect for 60 days; or

          (6)  any other Event of Default provided for in the series occurs.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

          A Default under clause (3) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of the series. Subject to certain limitations, holders of a majority in principal amount of the Securities of the series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders of the series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

          The Indenture does not have a cross-default provision. Thus, a default by the Company or a Subsidiary on any other debt would not constitute an Event of Default.

Amendments and Waivers

          Unless the bond resolution establishing the terms of a series otherwise provides, the Indenture and the Securities or any coupons of the series may be amended, and any default may be waived as follows: The Securities and the Indenture may be amended with the consent of the holders of a majority in principal amount of the Securities of all series affected voting as one class. As discussed above under "General," the Company has the right to issue an unlimited amount of Securities under the Indenture. A default on a series may be waived with the consent of the holders of a majority in principal amount of the Securities of the series. However, without the consent of each Securityholder affected, no amendment or waiver may (1) reduce the amount of Securities whose holders must consent to an amendment or waiver,
(2) reduce the interest on or change the time for payment of interest on any Security, (3) change the fixed maturity of any Security, (4) reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due on acceleration thereof, (5) change the currency in which principal or interest on a Security is payable or (6) waive any default in payment of interest on or principal of a Security. Without the consent of any Securityholder, the Indenture, the Securities or any coupons may be amended to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions of the Indenture not apply to a series of Securities not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any Securityholder.

Legal Defeasance and Covenant Defeasance

          Securities of a series may be defeased in accordance with their terms and, unless the bond resolution establishing the terms of the series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Security, to replace destroyed, lost or stolen Securities and coupons and to maintain agencies in respect of the Securities) with respect to the Securities of the series and any related coupons and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Securities and coupons of the series under the covenants described under "Certain Covenants" ("covenant defeasance").

          The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to the covenants described under "Certain Covenants."

          To exercise either option as to a series, the Company must deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes. "U.S. Government Obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

Global Securities

          Global Securities may be issued in registered, bearer or uncertificated form and in either temporary or permanent form. If Securities of a series are to be issued as global Securities, one or more global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Securities of the series to be represented by such global Security or Securities.

          Ownership of beneficial interests in global Securities will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership interests in global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such global Securities (with respect to a participant's interest) and records maintained by participants (with respect to interests of persons other than participants).



          Unless otherwise indicated in a Prospectus Supplement, payment of principal of and any premium and interest on the book-entry Securities represented by a global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the book-entry Securities represented thereby for all purposes under the Indenture. Neither the Company or the Trustee, nor any agent of the Company or the Trustee, will have any responsibility or liability for any acts or omissions of the Depositary, for any records of the Depositary relating to beneficial ownership interests in any global Security or for any transactions between the Depositary and beneficial owners.

          Upon receipt of any payment of principal of or any premium or interest on a global Security, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in global Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of such participants.

          Unless otherwise stated in a Prospectus Supplement, global Securities will not be transferred except as a whole by the Depositary to a nominee of the Depositary. Global Securities will be exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such global Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the Company in its sole discretion determines that such global Securities shall be exchangeable for definitive Securities in registered form, or (iii) an Event of Default with respect to the series of Securities represented by such global Securities has occurred and is continuing. Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Registered Securities issuable in denominations of $1,000 and integral multiples thereof and registered in such names as the Depositary holding such global Security shall direct. Subject to the foregoing, the global Security is not exchangeable, except for a global Security of like denomination to be registered in the name of the Depositary or its nominee.

          So long as the Depositary for global Securities of a series, or its nominee, is the registered owner of such global Securities, such Depositary or such nominee, as the case may be, will be considered the sole holder of Securities represented by such global Securities for the purposes of receiving payment on such global Securities, receiving notices and for all other purposes under the Indenture and such global Securities. Except as provided above, owners of beneficial interests in global Securities of a series will not be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in a global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          Unless otherwise specified in a Prospectus Supplement relating to Securities of a series to be issued as global Securities, the Depositary will be The Depository Trust Company ("DTC"). DTC has advised the Company that it is a limited-purpose trust company organized under the law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the underwriters, dealers or agents with respect to the Securities), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant either directly or indirectly.

Trustee

          The Trustee for a series of Securities will be named in the Prospectus Supplement for the series.

          The Company may remove the Trustee if certain events occur. The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.


                     PLAN OF DISTRIBUTION

          The Company may sell Securities in any of the following ways: (1) through underwriters or dealers; (2) directly to one or more purchasers; or
(3) through agents. The Prospectus Supplement with respect to the Securities being offered thereby will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any
securities exchanges on which such Securities may be listed.   Any underwriter
or agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933 (the "Act").

          If underwriters are used in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates (which may be represented by managing underwriters designated by the Company), or directly by one or more underwriters acting alone. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          The Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement with respect to any Securities sold in this manner will set forth the name of any agent involved in the offer or sale of the Securities as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

          If dealers are utilized in the sale of any Securities, the Company will sell the Securities to the dealers, as principal. Any dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to the Securities being offered thereby.

          If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

          It has not been determined whether any Securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any Securities. The Company cannot predict the activity of trading in, or liquidity of, any Securities.

          Agents, underwriters and dealers may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.


                         LEGAL OPINIONS


          Certain legal matters in connection with the Securities will be passed upon for the Company by Joseph E. Geoghan, a director and Vice-President, General Counsel and Secretary of the Company or by Phyllis Savage, Chief Finance and Securities Counsel of the Company, or by other counsel to be named in a Prospectus Supplement, and for the agents, underwriters and dealers by counsel to be named in a Prospectus Supplement. At August 31, 1995,


Mr. Geoghan owned 24,860 shares of the Company's common stock and 3,068 shares of its ESOP Convertible Preferred Stock and Ms. Savage owned 451 shares of the Company's common stock and 1,541 shares of its ESOP Convertible Preferred Stock. At August 31, 1995, Mr. Geoghan held options to purchase 266,000 shares of the Company's common stock and Ms. Savage held options to purchase 22,400 shares of the Company's common stock.


                           EXPERTS

          The Company's consolidated financial statements and schedules as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 incorporated by reference herein have been incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP refer to changes in accounting for postemployment benefits in 1993 and accounting for postretirement benefits other than pensions and accounting for income taxes in 1992.

          The consolidated financial statements of UOP for each of the three years in the period ended December 31, 1993 incorporated in this Prospectus by reference to the Company's 1994 Annual Report on Form 10-K for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The combined balance sheet of Polimeri Europa S.r.l. as of December 31, 1994 and the combined statements of income and cash flows for the year ended December 31, 1994 incorporated in this Prospectus by reference to the Company's report on Form 8-K/A, filed May 26, 1995, have been incorporated herein in reliance on the report of Coopers & Lybrand s.a.s., independent auditors on the authority of that firm as experts in auditing and accounting. As indicated in its report, Coopers & Lybrand s.a.s. performed the audit under auditing standards established in Italy and the combined financial statements have been prepared in accordance with accounting principles generally accepted in Italy.


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

SEC filing fee............................  $137,932
Accounting fees and expenses..............    25,000
Legal fees and expenses...................    35,000
Trustee's fees and expenses...............    12,000
Blue sky fees and expenses................    15,000
Printing expenses.........................    50,000
Miscellaneous.............................    25,068
Total.....................................  $300,000
_______________

*Except for SEC filing fee, all expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

          Sections 721 through 726 of the New York Business Corporation Law provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified to the extent he was successful. Further, indemnification is permitted in both third-party and derivative suits if he acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to the Company absent a court determination that the person is fairly and reasonably entitled to indemnity.

          Notwithstanding the failure of the Company to provide indemnification and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by the proper court pursuant to
Section 724 of the New York Business Corporation Law.

          Under New York law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

          Article V of the Company's By-Laws requires it to indemnify each of its past, present and future directors, officers and employees to the fullest extent permitted by law for any and all costs and expenses resulting from or relating to any suit or claim arising out of his service to the Company or to other organizations at the Company's request.

          The Company has entered into indemnity agreements with each of its directors and officers which require the Company, among other things, to indemnify each director or officer for all costs and expenses of suits and claims (to the fullest extent permitted by law), and to advance to each director or officer the costs and expenses of defending any suit or claim if such director or officer undertakes to pay back such advances to the extent required by law. These provisions do not apply to any suit or claim voluntarily commenced by the director or officer against the Company, unless the institution of such proceeding was approved by a majority of the Board of Directors or the director or officer is successful on the merits in such proceeding.

          Section 402 of the New York Business Corporation Law permits a New York corporation to include in its certificate of incorporation provisions eliminating the personal liability of directors to the corporation or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated Section 719 of the New York Business Corporation Law. The certificate of incorporation of the Company contains a provision eliminating the personal liability of its directors to the Company or its shareholders except to the extent such liability may not be eliminated by law.

          The Company carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Company. In addition, Section 6 of the Underwriting Agreement (Exhibit 1 hereto) provides for the indemnification of the officers and directors of the Company against certain liabilities.

Item 16.  Exhibits.


          All exhibits were previously filed except as indicated.

1 Form of Standard Underwriting Agreement Provisions (including form of Terms Agreement). (Filed herewith.)


4.1.1 Form of Indenture to be used by the Company to issue Debt Securities of the Company in series. See Exhibit 1 of Post-Effective Amendment No. 1 to Registration No. 33-63412, which is incorporated by reference herein.

4.1.2 Indenture, dated as of June 1, 1995, between the Company and Chemical Bank, Trustee.

4.1.3 Indenture, dated as of August 1, 1992, between the Company and Chemical Bank, Trustee. See Exhibit 4.1.1 of Registration No. 33-55560, which is incorporated by reference herein.

4.2 Forms of Debt Securities (see Exhibits A and B to Exhibit 4.1.1 above).

5 Opinion of Phyllis Savage, Chief Finance and Securities Counsel of the Company.




12 Statement re Computation of Ratio of Earnings to Fixed Charges of the Company - Five Years ended December 31, 1994 and Six Months ended June 30, 1995. (Filed herewith.)


23.1.1    Consent of KPMG Peat Marwick LLP, independent auditors.

23.1.2    Consent of Price Waterhouse LLP, independent accountants.

23.1.3    Consent of Coopers & Lybrand s.a.s., independent auditors

23.2      Consent of Counsel (included in Exhibit 5).

24        Powers of attorney (included on the signature pages hereof).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of Chemical Bank, Trustee.


25.1.1 Consolidated Report of Condition of Chemical Bank, Trustee as of June 30, 1995. (Filed herewith.)


25.2 Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of The Bank of New York, Trustee.


25.2.1 Consolidated Report of Condition of The Bank of New York, Trustee as of June 30, 1995. (Filed herewith.)



Item 17.  Undertakings.

          The Company undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and



               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                           SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, Union Carbide Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on September 8, 1995.


                                    UNION CARBIDE CORPORATION


                                    By /s/John K. Wulff
                                       John K. Wulff
                                       Vice-President and Controller








               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title



*Robert D. Kennedy                   Director and Chairman
Robert D. Kennedy                    of the Board



*William H. Joyce                   Director, Chief Executive
William H. Joyce                    Officer, President and Chief
                                    Operating Officer



*Joseph E. Geoghan                  Director,
Joseph E. Geoghan                   Vice-President,
                                    General Counsel
                                    and Secretary



*Gilbert E. Playford                Vice-President
Gilbert E. Playford                 and Principal Financial
                                    Officer



/s/John K. Wulff                    Vice-President,
John K. Wulff                       Controller and
                                    Principal Accounting
                                    Officer




*John J. Creedon                   Director
John J. Creedon




*C. Fred Fetterolf                  Director
C. Fred Fetterolf



Signature                              Title




*Rainer E. Gut                      Director
Rainer E. Gut




*James M. Hester                    Director
James M. Hester




                                    Director
Vernon E. Jordan, Jr.




*Ronald L. Kuehn, Jr.               Director
Ronald L. Kuehn, Jr.




*Rozanne L. Ridgway                 Director
Rozanne L. Ridgway




*William S. Sneath                  Director
William S. Sneath




* By /s/John K. Wulff_________      September 8, 1995
     John K. Wulff
     Attorney-in-fact












______________________________________________________________________________

                          Registration No. 33-60705

______________________________________________________________________________





                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                           _______________________


                                  EXHIBITS

                                 FILED WITH

                             AMENDMENT NO. 1 TO

                                  FORM S-3

                            REGISTRATION STATEMENT

                                    UNDER

                          The Securities Act of 1933


                            ______________________


                           UNION CARBIDE CORPORATION

             (Exact name of registrant as specified in its charter)


______________________________________________________________________________



                        INDEX TO EXHIBITS


Exhibit                                                            Sequential
Number                                                             Page Number




1       Form of Standard Underwriting Agreement
        Provisions (including form of Terms Agreement).

12      Statement re Computation of Ratio of Earnings to Fixed
        Charges of the Company - Five Years ended December 31, 1994 and Six Months ended June 30, 1995.

25.1.1  Consolidated Report of Condition of Chemical Bank,
        Trustee as of June 30, 1995.

25.2.1  Consolidated Report of Condition of The Bank of New York,
        Trustee as of June 30, 1995.








- 1 -